UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-A
_____________________
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
_____________________
Warner Bros. Discovery, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	35-2333914
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
230 Park Avenue South
New York, New York 10003
(212) 548-5555
(Address of Principal Executive Offices)
_____________________
WarnerMedia Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	87-0943087
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
230 Park Avenue South
New York, New York 10003
(212) 548-5555
(Address of Principal Executive Offices)
_____________________
Discovery Communications, LLC
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	32-0204298
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
230 Park Avenue South
New York, New York 10003
(212) 548-5555
(Address of Principal Executive Offices)

Scripps Networks Interactive, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Ohio	61-1551890
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
230 Park Avenue South
New York, New York 10003
(212) 548-5555
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
4.302% Senior Notes due 2030 4.693% Senior Notes due 2033	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-264453
(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Warner Bros. Discovery, Inc. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated May 14, 2024 (the “Prospectus Supplement”) to a prospectus dated April 22, 2022 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration No 333-264453) (the “Registration Statement”), which Registration Statement was filed with the Commission on April 22, 2022, relating to the securities to be registered hereunder and the guarantees thereof. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.
Item 1. Description of Registrant’s Securities to be Registered.
The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Senior Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.
Item 2. Exhibits.

Exhibit No.	Description
4.1
Base Indenture, dated as of March 10, 2023, among WarnerMedia Holdings, Inc., Warner Bros. Discovery, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2023).

4.2
Second Supplemental Indenture, dated as of May 17, 2024, among WarnerMedia Holdings, Inc., Warner Bros. Discovery, Inc., Discovery Communications, LLC, Scripps Networks Interactive, Inc., Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2024).

4.3
Third Supplemental Indenture, dated as of June 13, 2025, among WarnerMedia Holdings, Inc., Warner Bros. Discovery, Inc., Discovery Communications, LLC, Scripps Networks Interactive, Inc., Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on June 16, 2025).

4.4	Form of 4.302% Senior Notes due 2030 (included in Exhibit 4.3).
4.5	Form of 4.693% Senior Notes due 2033 (included in Exhibit 4.3).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025	Warner Bros. Discovery, Inc. By: /s/Fraser Woodford Name: Fraser Woodford Title: Executive Vice President & Treasurer
Date: July 23, 2025	WarnerMedia Holdings, Inc. By: /s/Fraser Woodford Name: Fraser Woodford Title: Executive Vice President & Treasurer
Date: July 23, 2025	Discovery Communications, LLC By: /s/Fraser Woodford Name: Fraser Woodford Title: Executive Vice President & Treasurer
Date: July 23, 2025	Scripps Networks Interactive, Inc. By: /s/Fraser Woodford Name: Fraser Woodford Title: Executive Vice President & Treasurer